BDO Dunwoody LLP	600 Cathedral Place
Chartered Accountants	925 West Georgia Street
Vancouver, BC, Canada V6C 3L2
Telephone: (604) 688-5421
Telefax: (604) 688-5132
E-mail: vancouver@bdo.ca
www.bdo.ca

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Goldrush Corporation

Vancouver, Canada

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No.2 to the Registration Statement on Form F-1/A of our report dated February 10, 2006 (except for Note 3(b), as of March 24, 2006) relating to the financial statements of American Goldrush Corporation (“the Company”) which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO DUNWOODY LLP -------------------------------------- BDO DUNWOODY LLP

Vancouver, Canada

August 23, 2006

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario